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                                ESCROW AGREEMENT

AGREEMENT made this ___ day of July, 1998 between Northtech Ventures, Inc., a Delaware corporation, with offices at 1360-605 Robson Street, Vancouver, British Columbus, Canada, V6B 5J3 (the "Issuer") and Firstrust Savings Bank, a state chartered savings bank with offices at 1931 Cottman Avenue, Philadelphia, PA 19111 (the "Escrow Agent").

                              W I T N E S S E T H :

WHEREAS, the Issuer has filed with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") covering a proposed public offering of a maximum of 4,000,000 shares of its common stock, $.001 par value per share, as described on the Information Sheet (as defined herein); and

WHEREAS, the Issuer proposes to offer the shares for sale to the public on a "best efforts, all or none basis" as to the first 1,000,000 shares and on a "best efforts basis" with respect to the remaining 3,000,000 shares at the price per share all as set forth on the Information Sheet; and

WHEREAS, the Issuer proposes to establish an escrow account with the Escrow Agent in connection with such public offering and the Escrow Agent is willing to establish such escrow account on the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1. Information Sheet.

      Each capitalized term not otherwise defined in this Agreement shall have the meaning set forth for such term on the Information Sheet which is attached to this Agreement and is incorporated by reference herein and made a part hereof (the "Information Sheet").

2. Establishment of Escrow Account.

      The parties hereto shall establish a money market escrow account at the office of the Escrow Agent, and bearing the designation, set forth on the Information Sheet (the "Escrow Account").

      2.1 On or before the date of the initial deposit in the Escrow Account pursuant to this Agreement, the Issuer shall notify the Escrow Agent in writing of the effective date of the Registration Statement (the "Effective Date") and the Escrow Agent shall not be required to accept any amount for deposit in the Escrow Account prior to its receipt of such notification.

      2.2 The Offering Period, which shall be deemed to commence on the Effective Date, shall consist of the number of calendar days or business days set forth on the Information Sheet. The Offering Period shall be extended by an Extension Period only if the Escrow agent shall have received written notice thereof at least five (5) business days prior to the expiration of the Offering Period. The Extension Period, which shall be deemed to commence on the next calendar day following the expiration of the

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Offering Period, shall consist of the number of the calendar days of business days set forth on the Information Sheet. The last day of the Offering Period, or the last day of the Extension Period (if provided), is referred to herein as the "Termination Date". After the Termination Date, the Issuer shall not deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by prospective purchasers.

3. Deposits in the Escrow Account.

      3.1 Upon receipt, the Issuer shall promptly deposit all monies received from investors with the Escrow Agent. All of these deposited proceeds (the "Deposited Proceeds") shall be in the form of checks or money orders. All checks or money orders deposited into the Escrow Account shall be made payable to Escrow Agent. Any check or money order payable other than to the Escrow Agent as required hereby shall be returned to the prospective purchasers, or if the Escrow Agent has insufficient information to do so, then to the Issuer (together with any Subscription Information, as defined below, or other documents delivered therewith) within five (5) business days following receipt of such check by the Escrow Agent, and such check shall be deemed not to have been delivered to the Escrow Agent pursuant to the terms of this Agreement. The Deposited Proceeds and interest or dividends thereon, if any, shall be held for the sole benefit of the purchasers of the securities.

      3.2 The Deposited Proceeds shall be invested in an obligation that constitutes a "deposit" as that term is defined in Section (3)(1) of the Federal Deposit Insurance Act;

      3.3 Simultaneously with each deposit into the Escrow Account, the Issuer shall inform the Escrow Agent of the name and address of the prospective purchaser, the number of Securities subscribed for by such purchaser, and the aggregate dollar amount of such subscription (collectively, the "Subscription Information").

      3.4 The Escrow Account shall not be required to accept for deposit into the Escrow Account checks which are not accompanied by the appropriate Subscription Information.

      3.5 Interest or dividends earned on the Deposited Proceeds, if any, shall be held in the Escrow Account until the Deposited Proceeds are released in accordance with the provisions of Section 4 of the Escrow Agreement. If the Deposited Proceeds are released to a purchaser of the shares, the purchaser shall receive interest or dividends earned, if any, on such Deposited Proceeds up to the date of release. If the Deposited Proceeds held in the Escrow Account are released to the Company, any interest or dividends earned on such funds up to the date of release may be released to the Company.

      3.6 The Issuer shall deposit the certificate(s) representing the shares sold (the "Deposited Securities") directly into the Escrow Account promptly upon issuance, which certificates or other documents evidencing such shares shall identify the purchaser of the shares.

      3.7 The Deposited Securities shall be held for the sole benefit of the purchasers. No transfer or other disposition of Deposited Securities held in the Escrow Account or any interest related to such Deposited Securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder.


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      3.8 The Escrow Agent shall refund any portion of the Deposited Proceeds prior to disbursement of the Deposited Proceeds in accordance with Section 4 hereof upon instruction in writing signed by the Issuer.

4. Disbursement from the Escrow Account.

      4.1 The Deposited Proceeds may be released to the Company and the Deposited Securities delivered to the purchaser or other registered owner only at the same time as or after the Escrow Agent has received a signed representation letter from the Company, together with an opinion of counsel that the requirements of Rule 419 as promulgated pursuant to the Securities Act of 1933 as amended (the "Act") as to the consummation of a business acquisition have been satisfied.

      4.2 If a consummated acquisition(s) meeting the requirements of Rule 419 has not occurred by a date 18 months after the Effective Date, the Deposited Proceeds, less amounts, delivered to the Company pursuant to Section 4.5 hereof, shall be returned by first class mail or equally prompt means to the purchaser and the Deposited Securities shall be delivered to the Subscription Agent within five business days following that date.

      4.3 In the event that at the close of regular banking hours on the Termination Date less than 1,000,000 shares have been sold, the Escrow Agent shall promptly refund to each prospective purchaser the amount of payment received from such purchaser held in Escrow with interest thereon and the Escrow Agent shall notify the Issuer of its distribution of the Deposited Proceeds and deliver any Deposited Securities to the Subscription Agent.

      4.4 Upon distribution of the Deposited Proceeds and Deposited Securities pursuant to the terms of this Section 4, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement.

      4.5 Anything in this Escrow Agreement to the contrary notwithstanding, after written notice is given by the Issuer to the Escrow Agent that at least 1,000,000 shares have been sold, the Escrow Agent shall distribute to the Issuer an amount equal to 10% of the Deposited Proceeds deposited (plus interest thereon) through the date of such notice (the "Notice Date"). Thereafter within 5 days after the Termination Date, the Escrow Agent shall deliver to the Issuer an amount equal to 10% of the aggregate Deposited Proceeds (plus interest thereon) deposited by the Escrow agent after the Notice Date. Upon receipt of the representation letter and opinion referred to in Section 4.1 above, the balance of the Deposited Proceeds (plus interest thereon) shall be delivered to the Company.

5. Rights, Duties and Responsibilities of Escrow Agent.

      It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

      5.1 The Escrow Agent shall not be responsible for the performance by Issuer of its obligations under this Agreement.

      5.2 The Escrow Agent shall not be required to accept from the Issuer any Subscription Information pertaining to prospective purchases unless such Subscription Information is accompanied by checks or money orders representing the payment of money, nor shall the Escrow Agent be required to


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keep records of any information with respect to payments deposited by the Issuer except as to the amount of such payments; however, the Escrow Agent shall notify the Issuer within a reasonable time of any discrepancy between the amount delivered to the Escrow Agent therewith. Such amount need not be accepted for deposit in the Escrow Account until such discrepancy has been resolved.

      5.3 The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder. The Escrow Agent, within a reasonable time, shall return to the Issuer any check received which is dishonored, together with the Subscription Information, if any, which accompanied such check.

      5.4 The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature instrument or other document which is given to the Escrow Agent pursuant to this Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of an person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document. The Escrow Agent must, however, determine for itself whether the conditions permitting the release of the funds in the Escrow Account have been met.

      5.5 In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrow Account or the Deposited Proceeds which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Agreement, the Escrow Agent, at its sole option, may deposit the Deposited Proceeds (and any other amounts that thereafter become part of the Deposited Proceeds) with the registry of a court of competent jurisdiction in the Eastern District of Pennsylvania, in a proceeding to which all parties in interest are joined. Upon the deposit by the Escrow Agent of the Deposited Proceeds with the registry of any court, the Escrow Agent shall be relieved of all further obligations and released from all liability hereunder; and, the Escrow Agent shall be reimbursed for its costs and expenses, including reasonable attorneys' fees, incurred by it in connection therewith.

      5.6 The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

      5.7 The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Deposited Proceeds or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Deposited Proceeds or any part thereof.

      5.8 The Escrow Agent hereby appoints Stocktrans, Inc., as its subscription agent (the "Subscription Agent") for the purposes of maintaining complete and accurate records of all subscription documentation and monies received; and for the further purpose of facilitating distributions from the Escrow Account. The Subscription Agent's fee, if any, will be paid directly by the Issuer.

6. Amendment; Resignation.

      This Agreement may be altered or amended only with the written consent of the Issuer and the Escrow Agent. The Escrow Agent may resign for any reason upon thirty (30) business days written


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notice to the Issuer. Should the Escrow Agent resign as herein provided, it shall not be required to accept any deposit, make any disbursement or otherwise dispose of the Deposited Proceeds for a period of not more than thirty (30) business days following the effective date of such registration, at which time
(a) if a successor escrow agent shall have been appointed and written notice thereof (including the name and address of such successor escrow agent) shall have been given to the resigning Escrow Agent by the Issuer and such successor escrow agent, the resigning Escrow Agent shall pay over to the successor escrow agent the Deposited Proceeds, less any portion thereof previously paid out in accordance with this Agreement, or (b) if the resigning Escrow Agent shall not have received written notice signed by the Issue and a successor escrow agent, then the resigning Escrow Agent shall promptly refund the amount in the Deposited Proceeds to each prospective purchaser without interest thereon or deduction therefrom, and the resigning Escrow Agent shall notify the Issuer in writing of its liquidation and distribution of the Deposited Proceeds; whereupon, in either case, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement. Without limiting the provisions of Section 8 hereof, the resigning Escrow Agent shall be entitled to be reimbursed by the Issuer for any expenses incurred in connection with its resignation, transfer of the Deposited Proceeds to a successor Escrow Agent or distribution of the Deposited Proceeds pursuant to this Section 6.

7. Representations and Warranties.

      The Issuer hereby represents and warrants to the Escrow Agent that:

      7.1 No party other than the parties hereto and the prospective purchasers have, or shall have any lien, claim or security interest in the Deposited Proceeds or any part thereof.

      7.2 No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Deposited Proceeds or any part thereof.

      7.3 The Subscription Information submitted with each deposit shall, at the time of submission and at the time of the disbursement of the Deposited Proceeds, be deemed a representation and warranty that such deposit represents a bona fide sale to the purchaser described therein of the amount of Securities set forth in such Subscription Information and that the Securities and Exchange Commission has declared effective the Registration Statement referred to in the Information Sheet.

      7.4 All of the information contained in the Information Sheet is, as of the date hereof and will be, at the time of any disbursement of the Deposited Proceeds, true and correct.

8. Indemnification and Contribution.

      8.1 The Issuer (for purposes of this Section 8 hereof, referred to as the "Indemnitor") agrees to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders (jointly and severally the "Indemnitees") against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct of the Indemnitees.


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      8.2 If the indemnification provided for in this Section 8 is applicable, but for any reasons held to be unavailable, the Indemnitors shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitors.

      8.3 Any Indemnitee which proposes to assert the right to be indemnified under this Section 8, promptly after receipt of notice of commencement of any action, suit or proceeding against such Indemnitee in respect of which a claim is to be made against the Indemnitor under this Section 8, will notify the Indemnitor of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify the Indemnitor of any such action, suit or proceeding shall not relieve the Indemnitor from any liability which they may have to any Indemnitee otherwise than under this
Section 8. In case any such action, suit or proceeding shall be brought against any Indemnitee and it shall notify the Indemnitor of the commencement thereof, the Indemnitor shall be entitled to participate in and, to the extent that they shall wish, to assume the defense thereof, with counsel satisfactory to such Indemnitee. The Indemnitee shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (i) the employment of counsel by such Indemnitee has been authorized by the Indemnitor, (ii) the Indemnitee shall have concluded reasonably that there may be a conflict of interest among the Indemnitor and the Indemnitee in the conduct of the defense of such action (in which case the Indemnitor shall not have the right to direct the defense of such action on behalf of the Indemnitee) or (iii) the Indemnitor in fact shall not have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be borne by the Indemnitor.

      8.4 The Indemnitor agrees to provide the Indemnitee with copies of all registration statements pre- and post-effective amendments and/or supplements to such registration statements including exhibits, whether filed with the Commission prior to or subsequent to the disbursement of the Deposited Proceeds.

      8.5 The provisions of this Section 8 shall survive any termination of this Agreement, whether by disbursement of the Deposited Proceeds and Deposited Securities, resignation of the Escrow Agent or otherwise.

9. Governing Law and Assignment.

      This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Deposited Proceeds shall be void as against the Escrow Agent unless:

      9.1 written notice thereof shall be given to the Escrow Agent; and

      9.2 the Escrow Agent shall have consented in writing to such assignment or transfer.

10. Notices.


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      All notices required to given in connection with this Agreement shall be sent by registered or certified mail, return receipt requested, or by hand delivery with receipt acknowledged, or by Express Mail service offered by the United States Post Office or Federal Express, and addressed, if to the Issuer at its address set forth on the Information Sheet, and if to the Escrow Agent, to the address set forth on the Information Sheet, Attention of: Laurie Wallace or to such other persons or such other address as any party hereto may designate in writing to the other as provided herein.

11. Severability.

      If any provision of this Agreement or the application thereof to any person or circumstances shall be determined to be unpaid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

12. Pronouns.

      All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the context may require.

13. Captions.

      All captions are for convenience only and shall not limit or define the term thereof.

14. Execution in Several Counterparts.

      This Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties herein.

15. Entire Agreement.

      This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection herewith.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                    Northtech Ventures, Inc.


                                    By:
                                        ----------------------------------------
                                        David Patterson, President

                                    Firstrust Savings Bank


                                    By:
                                        ----------------------------------------


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                       ESCROW AGREEMENT INFORMATION SHEET

1. The Issuer:

      Name: Northtech Ventures, Inc.
            1360 - 605 Robson Street
            Vancouver British Columbus,Canada V6B 5J3

2. Jurisdiction of Incorporation:

      Delaware

3. The Securities:

      A maximum of 4,000,000 shares and a minimum of 1,000,000 shares of common stock, $.001 par value per share ("Common Stock") at $.03 per share.

4. Type of Offering:

      Registration Statement filed on Form SB-2 filed under the Securities Act of 1933, as amended (the "Act"). The offering shall terminate upon the earlier to occur of (1) the sale of all of the Shares offered; (2) written notice given by the Issuer terminating the Offering, which notice may be given at any time; or (3) 150 days after the effective date of the Registration Statement unless extended an additional 30 days by the Issuer (the "Termination Date"). The offering will be considered a blank check offering in accordance with Rule 419 of the Act.

5. Escrow Agent:

      Firstrust Savings Bank
      1931 Cottman Avenue
      Philadelphia, PA 19111

6.  Fees:  $500.00


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